Exhibit 99.1

JOINT FILING AGREEMENT

January 10, 2022

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date first written above.

Date: January 10, 2022	CH-IP OWL ROCK TECH II, L.L.C.

	By:	Oak Lawn Direct Investors GP, L.L.C.
	Its:	Managing Member

	By:	I35 Advisors, Inc.
	Its:	Manager

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	January 10, 2022

OAK LAWN DIRECT INVESTORS GP, L.L.C.

	By:	I35 Advisors, Inc.
	Its:	Manager

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	January 10, 2022

I35 ADVISORS, INC.

	By:	/s/ Diane Tobin
	Name:	Diane Tobin
	Title:	Authorized Signatory
	Date:	January 10, 2022

CH INVESTMENT PARTNERS, L.L.C.

By:	Oak Lawn Capital Management, L.P.
Its:	Managing Member

By:	I35 Advisors, Inc.
Its:	General Partner

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	January 10, 2022

KIRK L. RIMER

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	January 10, 2022

MICHAEL R. SILVERMAN

By:	/s/ Diane Tobin
Name:	Diane Tobin
Title:	Authorized Signatory
Date:	January 10, 2022